Exhibit 99.1

Paragon 28 Reports Third Quarter 2021 Financial Results and Provides 2021 Fourth Quarter Net Revenue Guidance

ENGLEWOOD, Colo., November 22, 2021 -- Paragon 28, Inc. (NYSE: FNA) (“PARAGON”), a leading medical device company exclusively focused on the foot and ankle orthopedic market, today reported financial results for the quarter and nine months ended September 30, 2021.

Financial Highlights

•
Net revenue $35.9 million for the third quarter of 2021, representing 18% and 45% growth over the third quarters of 2020 and 2019, respectively, driven by sales channel expansion and new product revenue
•
Net revenue $104.7 million for the nine months ended September 30, 2021, representing 38% and 41% growth over the nine months ended September 30, 2020 and 2019, respectively, driven by sales channel expansion and new product revenue
•
Gross margin 80.2% for the third quarter 2021 compared to 76.7% for the third quarter of 2020, reflecting a greater mix of higher margin products sold and lower excess and obsolete inventory expenses in the current period
•
Operating expenses $33.1 million for the third quarter of 2021 compared to $19.3 million for the third quarter of 2020, reflecting higher levels of product development and selling and marketing initiatives, plus general and administrative investments related to becoming a publicly traded company
•
Net loss $5.1 million for the third quarter of 2021 compared to net income $3.8 million for the third quarter of 2020
•
Adjusted EBITDA negative $1.0 million for the third quarter 2021 compared to $6.3 million for the third quarter of 2020

“I am very pleased with our quarter and year to date revenue growth despite a very challenging COVID-19 environment,” said Albert DaCosta, Chairman and Chief Executive Officer. “Our U.S. business delivered impressive third quarter 2021 growth of 16% and was also sequentially up 2% compared to a strong second quarter of 2021. Our international business grew 42% in the third quarter 2021 despite COVID-19 challenges which impacted our largest markets of Australia, South Africa, and the United Kingdom. Finally, P28’s successful IPO has provided us with the financial strength to accelerate our growth strategies, and we are grateful for the support of our new and legacy investors. We are the largest pure play foot and ankle orthopedics company with LTM revenue of $140 million, and I am more excited now than ever about the potential of Paragon 28.”

2021 Financial Guidance

The Company expects fourth quarter 2021 net revenue to be in a range of $38.0 million to $39.0 million, representing growth of 8% to 11% compared to the fourth quarter of 2020. COVID-19 patient deferrals and surgical disruptions from staffing shortages have been considered in the Company’s fourth quarter 2021 revenue guidance.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Webcast and Conference Call Information

Paragon 28 will host a conference call to discuss third quarter 2021 financial results on Monday, November 22, 2021 at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time. Investors interested in listening to the conference call may do so by dialing (844)-200-6205 for domestic callers or (929)-526-1599 for international callers, using conference ID: 353414. Live audio of the webcast will be available on the “Investors” section of the company’s website at ir.paragon28.com. The webcast will be archived and available for replay for at least 90 days after the event.

About Paragon 28, Inc.

Based in Englewood, Colo., Paragon 28, is a leading medical device company exclusively focused on the foot and ankle orthopedic market and is dedicated to improving patient lives. From the onset, Paragon 28® has provided innovative orthopedic solutions, procedural approaches and instrumentation that cover a wide range of foot and ankle ailments including fracture fixation, hallux valgus (bunions), hammertoe, ankle, progressive collapsing foot deformity (PCFD) or flatfoot, charcot foot and orthobiologics. The company designs products with both the patient and surgeon in mind, with the goal of improving outcomes, reducing ailment recurrence and complication rates, and making the procedures simpler, consistent, and reproducible.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Paragon 28’s potential to shape a better future for foot and ankle patients and its estimated fourth quarter 2021 net revenue. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are only predictions based on our current expectations, estimates, and assumptions, valid only as of the date they are made, and subject to risks and uncertainties, some of which we are not currently aware. Forward‐looking statements should not be read as a guarantee of future performance or results and may not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward‐looking statements are based on Paragon 28’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward‐looking statements as a result of these risks and uncertainties. These risks and uncertainties are described more fully in the section titled “Risk Factors” in Paragon 28’s filings with the Securities and Exchange Commission (the “SEC”), including Paragon 28’s final prospectus filed with the SEC pursuant to Rule 424(b)(4) on October 19, 2021. Paragon 28 does not undertake any obligation to update forward‐looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward‐looking statements contained herein. These forward-looking statements should not be relied upon as representing Paragon 28’s views as of any date subsequent to the date of this press release. Paragon 28’s results for the quarter ended September 30, 2021 are not necessarily indicative of our operating results for any future periods.

Use of Non-GAAP Financial Measures and Their Limitations

In addition to our results and measures of performance determined in accordance with U.S. GAAP presented in this press release, we believe that certain non-GAAP financial measures are useful in evaluating and comparing our financial and operational performance over multiple periods, identifying trends affecting our business, formulating business plans and making strategic decisions.

Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes.

We believe that Adjusted EBITDA, together with a reconciliation to net income, helps identify underlying trends in our business and helps investors make comparisons between our company and other companies that may have different capital structures, tax rates, or different forms of employee compensation. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these potential limitations include:

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other companies, including companies in our industry which have similar business arrangements, may report Adjusted EBITDA, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures;

•
although depreciation and amortization expenses are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditures for such replacements or for new capital expenditure requirements;

•
Adjusted EBITDA also does not reflect changes in, or cash requirements for, our working capital needs or the potentially dilutive impact of stock based compensation; and

•
Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur.

Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial measures.

Investor Contact:

Gilmartin Group

Matt Bacso, CFA

Matt.bacso@gilmartinir.com

PARAGON 28, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$7,876	$17,501
Trade receivables, less allowance for doubtful accounts of $802 and $1,296, respectively	21,237	19,972
Inventories, net	37,689	32,226
Income taxes receivable	857	1,479
Other current assets	4,565	617
Total current assets	72,224	71,795

Property and equipment, net	26,471	22,363

Intangible assets, net	15,445	3,325
Goodwill	7,313	-

Deferred income taxes	95	100

Total assets	$121,548	$97,583

LIABILITIES, CONVERTIBLE PREFERRED SERIES EQUITY & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,013	$8,812
Accrued expenses	13,021	10,052
Other current liabilities	2,361	469
Current maturities of long-term debt	173	2,231
Income taxes payable	548	504
Total current liabilities	29,116	22,068

Long-term liabilities:
Long-term debt net, less current maturities	23,351	4,030
Other long-term liabilities	2,060	-
Total liabilities	54,527	26,098

Commitments and contingencies (Note 13)

Convertible preferred series equity:
Series A convertible preferred stock, $0.01 par value, $0 cumulative preferred dividends, as of September 30, 2021 and December 31, 2020, respectively; 13,812,500 shares authorized, issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	4,250	4,250
Series B convertible preferred stock, $0.01 par value, $2,328 and $812 cumulative preferred dividends as of September 30, 2021 and December 31, 2020, respectively; 6,608,700 shares authorized, issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	38,358	36,842

Stockholders' equity:
Common stock, $0.01 par value, 74,687,845 and 72,187,845 shares authorized; 47,952,733 and 47,567,010 shares issued, and 47,039,212 and 46,738,540 shares outstanding as of September 30, 2021 and December 31, 2020, respectively	470	467
Additional paid in capital	26,294	22,107
Retained earnings	3,384	12,418
Accumulated other comprehensive income	248	823
Treasury stock, at cost; 913,521 and 828,472 shares as of September 30, 2021 and December 31, 2020, respectively	(5,983)	(5,422)
Total stockholders' equity	24,413	30,393
Total liabilities, convertible preferred series equity & stockholders' equity	$121,548	$97,583

PARAGON 28, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net revenue	$35,851	$30,268	$104,689	$75,924
Cost of goods sold	7,096	7,049	20,209	15,386
Gross profit	28,755	23,219	84,480	60,538

Operating expenses
Research and development costs	4,118	2,346	11,254	8,174
Selling, general, and administrative	28,968	16,958	79,009	50,962
Total operating expenses	33,086	19,304	90,263	59,136

Operating (loss) income	(4,331)	3,915	(5,783)	1,402

Other expense
Other expense	(98)	(56)	(124)	(141)
Interest expense	(573)	(70)	(1,174)	(532)
Total other expense	(671)	(126)	(1,298)	(673)

(Loss) income before income taxes	(5,002)	3,789	(7,081)	729
Income tax expense (benefit)	105	(19)	437	1,396

Net (loss) income	$(5,107)	$3,808	$(7,518)	$(667)
Less: cumulative dividends on Series B convertible preferred stock	(574)	(333)	(1,516)	(333)
Net (loss) income attributable to common stockholders	$(5,681)	$3,475	$(9,034)	$(1,000)
Foreign currency translation adjustment	(121)	366	(575)	(76)
Comprehensive (loss) income	$(5,802)	$3,841	$(9,609)	$(1,076)
Weighted average number of common stocks outstanding:
Basic	47,005,334	43,429,308	46,926,344	42,792,176
Diluted	47,005,334	61,376,701	46,926,344	42,792,176
Net (loss) income per share attributable to common stockholders:
Basic	$(0.12)	$0.08	$(0.19)	$(0.02)
Diluted	$(0.12)	$0.06	$(0.19)	$(0.02)

PARAGON 28, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(7,518)	$(667)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,094	4,493
Allowance for doubtful accounts	139	632
Provision for excess and obsolete inventories	2,226	2,770
Stock-based compensation	2,747	1,233
Amortization of debt issuance costs	372	92
Change in fair value of earnout liabilities	60	-
Deferred income taxes	-	1,080
Loss on disposal of property and equipment	118	476
Unrealized FX gain/loss	178	153
Changes in other assets and liabilities, net of acquisitions:
Accounts receivable	(807)	1,925
Inventories	(7,860)	(10,018)
Other current assets	(3,952)	948
Accounts payable	3,404	(5,220)
Accrued expenses and other current liabilities	2,935	(2,109)
Income tax receivable/payable	668	175
Net cash used in operating activities	(1,196)	(4,037)

Cash flows from investing activities
Purchases of property and equipment	(10,270)	(7,511)
Proceeds from sale of property and equipment	581	373
Purchases of intangible assets	(1,196)	(495)
Acquisition of Additive Orthopaedics	(15,000)	-
Net cash used in investing activities	(25,885)	(7,633)

Cash flows from financing activities
Payments on note payable - related party	-	(3,000)
Payments on revolving credit facility	-	(9,821)
Proceeds from issuance of long-term debt	25,985	472
Payments on long-term debt	(5,991)	(1,092)
Proceeds from PPP loan	-	3,747
Payments of debt issuance costs	(3,080)	-
Proceeds from issuance of common stock	1,001	1,348
Proceeds from issuance of Series B capital stock, net of issuance costs	-	36,030
Payments on treasury stock repurchased	(561)	(231)
Proceeds from exercise of stock options	442	210
Net cash provided by financing activities	17,796	27,663

Effect of exchange rate changes on cash	(340)	(257)
Net decrease in cash	(9,625)	15,736
Cash at beginning of period	17,501	2,610
Cash at end of period	$7,876	$18,346

Supplemental disclosures of cash flow information:
Cash paid for taxes	$381	$162
Cash paid for interest	$670	$466
Purchase of property and equipment included in accounts payable	$58	$-
Series B convertible preferred stock dividend	$1,516	$333

PARAGON 28, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 31,
	2021	2020	2021	2020
	(in thousands)
Net Income (loss)	$(5,107)	$3,808	$(7,518)	$(667)
Interest expense	573	70	1,174	532
Income tax expense (benefit)	105	(19)	437	1,396
Depreciation and amortization expense	2,424	1,545	6,103	4,479
Stock based compensation expense	1,032	365	2,747	1,233
Excess and obsolete inventory expense related to supply chain disruption (1)	—	519	—	519
Adjusted EBITDA	$(973)	$6,288	$2,943	$7,492

(1) Represents non-recurring excess and obsolete inventory expense caused by supply chain purchasing process disruption during the COVID-19 pandemic.